HCB BANCSHARES, INC.

                                     BYLAWS


                                    ARTICLE I

                           PRINCIPAL EXECUTIVE OFFICE

     The principal executive office of HCB Bancshares, Inc. (the "Corporation") shall be at 237 Jackson Street, Camden, Arkansas 71701. The Corporation may also have offices at such other places within or without the State of Arkansas as the board of directors shall from time to time determine.


                                   ARTICLE II

                                  Shareholders

     SECTION  1.  Place  of  Meetings.   All  annual  and  special  meetings  of
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shareholders shall be held at the principal  executive office of the Corporation or at such other place within or without the State of Arkansas as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation
                --------------
for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

     SECTION 3. Special  Meetings.  Special meetings of the shareholders for any
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purpose or  purposes  may be called at any time by the Board of  Directors  or a duly authorized committee thereof only in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  4.  Conduct of  Meetings.  Annual and  special  meetings  shall be
                  --------------------
conducted in accordance with these Bylaws or as otherwise prescribed by the board of directors. The board of directors shall designate, when present, the chairman or the chief executive officer of the Corporation to preside at such meetings.

     SECTION 5. Notice of Meeting.  Written  notice  stating the place,  day and
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hour of the meeting and the purpose or purposes  for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than 60 days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation as of the record date prescribed in Section 6 of this Article II. A shareholder's written waiver of notice of a meeting before or after a meeting, or the shareholder's presence at a meeting, shall relieve the Corporation of the requirement to give notice hereunder, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. When any shareholders' meeting, either annual or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for 30 days or less or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION  6.  Fixing  of  Record  Date.   For  the  purpose  of  determining
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shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days, and in case


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of a meeting of shareholders,  not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. In order that the Corporation may determine
the  shareholders   entitled  to  receive  payment  of  any  dividend  or  other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.

     SECTION 7. Voting Lists.  The officer who has charge of the stock ledger of
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the Corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified on the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list required by this section.

     SECTION 8. Quorum.  One-third of the outstanding  shares of the Corporation
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entitled to vote,  represented in person or by proxy,  shall constitute a quorum at a meeting of shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote
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by proxy  executed  in  writing  by the  shareholder  or by his duly  authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after three years from the date of its execution unless the proxy provides for a larger period.

     SECTION 10.  Voting.  At each  election for  directors,  every  shareholder
                  ------
entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided by the Corporation's Certificate of Incorporation, by statute or by these Bylaws in all matters other than the election of directors, a majority of those votes present in person or represented by proxy at a lawful meeting and entitled to vote on the subject matter shall be sufficient to pass on a transaction or matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a lawful meeting and entitled to vote on the election of directors.

     SECTION  11.  Voting  of Shares  in the Name of Two or More  Persons.  When
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ownership of stock stands in the name of two or more persons,  in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. If the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the district court to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person



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appointed by such court.  If the instrument so filed shows that any such tenancy is held in unequal  interests,  a majority or even-split for the purpose of this
Section 11 shall be a majority or even-split in interest.

     SECTION 12.  Voting of Shares by Certain  Holders.  Shares  standing in the
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name of another  corporation may be voted by any officer,  agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote, in which case only the pledgee or his proxy may represent such stock and vote thereon.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted for quorum purposes.

     SECTION  13.  Inspectors  of  Election.   In  advance  of  any  meeting  of
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shareholders,  the chairman of the board or the board of  directors  may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14.  Nominating  Committee.  The board of  directors or a committee
                  ---------------------
appointed by the board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  15. New  Business.  Any new  business to be taken up at the annual
                  -------------
meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation.


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                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. General  Powers.  The  business  and affairs of the  Corporation
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shall be under the direction of its board of  directors.  The board of directors shall annually elect a chairman from among its members and shall designate, when present, the chairman to preside at its meetings.

     SECTION 2. Number, Term and Election.  The board of directors shall consist
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of seven  members  and shall be divided  into three  classes as nearly  equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 3. Regular  Meetings.  A regular  meeting of the board of directors
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shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the board of directors may
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be called by or at the request of the chairman,  the chief executive  officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     SECTION 5. Participation in Meetings. Members of the board of directors, or
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any committee designated by the board of directors,  may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION 6. Notice.  Written notice of any special meeting shall be given to
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each  director at least two days  previous  thereto  delivered  personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. Quorum. A majority of the number of directors fixed by Section 2
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shall  constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     SECTION  8.  Manner of Acting.  The act of the  majority  of the  directors
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present at a meeting at which a quorum is present  shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation, or the Oklahoma General Corporation Act.

     SECTION 9. Action Without a Meeting. Any action required or permitted to be
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taken by the board of  directors  or any  committee  thereof at a meeting may be taken  without a meeting if a consent in  writing,  setting  forth the action so



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


taken, shall be signed by all of the members of the board of directors, or committee, as the case may be, and filed with the minutes or proceedings of the board or committee.

     SECTION 10.  Resignation.  Any director may resign at any time by sending a
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written  notice  of such  resignation  to the  home  office  of the  Corporation addressed to the chairman or chief executive officer. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman or chief executive officer.

     SECTION 11.  Vacancies.  Any vacancy  occurring  in the board of  directors
                  ---------
shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the shareholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 12.  Removal of  Directors.  Any  director  or the entire  board of
                  ---------------------
directors may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 13. Compensation.  Directors, as such, may receive compensation for
                 ------------
service on the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

     SECTION 14. Qualifications.  Each member of the Board of Directors and each
                 --------------
nominee for the Board of Directors must be a resident of the State of Arkansas. In order to establish residency, any nominee must provide evidence satisfactory to the Board of Directors that the nominee occupied a dwelling located in Arkansas for a minimum of six months out of each of the three calendar years prior to the date of the person's nomination to the Board of Directors and has an intention to continue to occupy a dwelling located in the State of Arkansas.


                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

     Notwithstanding the above, no committee of the board of directors shall have the power or authority in reference to amending the Corporation's Certificate of Incorporation (except that a committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided


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

for in subsection A of Section 1032 of the Oklahoma General Corporation Act, may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation in accordance with the provisions of Sections 1081 or 1082 of the Oklahoma General Corporation Act, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, Bylaws or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the provisions of
Section 1083 of the Oklahoma General Corporation Act.


                                    ARTICLE V

                                    OFFICERS

     SECTION 1. Positions.  The officers of the Corporation shall be a chairman,
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a president, one or more vice presidents,  a secretary and a treasurer,  each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2.  Election and Term of Office.  The  officers of the  Corporation
                 ---------------------------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the
                -------
board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
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resignation,  removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.  Remuneration.  The  remuneration of the officers shall be fixed
                 ------------
from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.



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                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. To the extent permitted by applicable law, and except
                ---------
as otherwise prescribed by the Corporation's Certificate of Incorporation or these Bylaws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation
                -----
and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks,  Drafts, Etc. All checks, drafts or other orders for the
                --------------------
payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. Deposits.  All funds of the Corporation  not otherwise  employed
                --------
shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.


                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares.  The shares of the Corporation shall be
                -----------------------
represented by certificates signed by, or in the name of, the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation certifying and representing the number of shares owned by him in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Form of Share Certificates. All certificates representing shares
                --------------------------
issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative participating optional or other special rights of the shares of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Each  certificate  representing  shares shall state upon the face  thereof:
That the Corporation is organized under the laws of the State of Oklahoma; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors or as may be required by the Oklahoma General Corporation Act.

     SECTION 3. Payment for Shares. No certificate shall be issued for any share
                ------------------
until such share is fully paid.

     SECTION 4. Form of Payment for Shares.  The  consideration for the issuance
                --------------------------
of shares shall be paid in accordance with the provisions of the Corporation's Certificate of Incorporation.



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

     SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the
                 ------------------
Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION  6. Lost  Certificates.  The board of  directors  may  direct a new
                 ------------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.


                                  ARTICLE VIII

                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the last day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.


                                   ARTICLE IX

                                    DIVIDENDS

     Dividends upon the stock of the Corporation, subject to the provisions of the Corporation's Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.


                                    ARTICLE X

                                CORPORATION SEAL

     The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.


                                   ARTICLE XI

                                   AMENDMENTS

     In accordance with the Corporation's Certificate of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may




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repeal,  alter, amend or rescind these Bylaws by vote of a majority of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.



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